Exhibit 99.1

Hemisphere Media Group Announces Amendment to Credit Agreement

MIAMI—(July 31, 2014) —Hemisphere Media Group, Inc. (NASDAQ: HMTV) (“Hemisphere” or the “Company”), the only publicly traded pure-play U.S. media company targeting the high growth Hispanic TV/cable networks business, announced that on July 31, 2014 certain of the Company’s subsidiaries entered into an amendment to its existing credit agreement providing for a $225 million senior secured term loan B facility, which matures on July 30, 2020 (increased from initial aggregate principal amount of $175.0 million under the existing credit agreement).

Pricing on the amended term loan facility, issued with a 0.5% original issue discount, is LIBOR plus 400 basis points with a LIBOR floor of 1.00%.  As compared to the pricing in the existing credit agreement, this repricing has decreased the spread to LIBOR by 100 basis points and reduced the LIBOR floor by 25 basis points.

After repayment of certain fees and expenses in connection with the transaction and certain loans under the existing credit agreement, net proceeds are approximately $49 million. The Company’s subsidiaries will use the net proceeds for general corporate purposes, including funding potential acquisitions from time to time.

J.P. Morgan Securities LLC and Deutsche Bank Securities Inc. each served as Joint Lead Arrangers and Joint Lead Bookrunners, and CIT Capital Securities LLC served as the Documentation Agent for the amended term loan facility.

Further information can be found in the Company’s Current Report on Form 8-K which shall be filed with the Securities and Exchange Commission.

Caution Concerning Forward-Looking Statements

Statements in this press release may contain certain statements about the Company and its consolidated subsidiaries that do not directly or exclusively relate to historical facts. The statements are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  These forward-looking statements are necessarily estimates reflecting the best judgment and current expectations, plans, assumptions and beliefs about future events (in each case subject to change) of the Company’s senior management and management of its subsidiaries and involve a number of risks, uncertainties and other factors, some of which may be beyond the Company’s control that could cause actual results to differ materially from those expressed or implied in such forward-looking statements.  Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “expect,” “positioned,” “strategy,” “future,” “potential,” “plan,” “forecast,” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements.  Factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements are discussed under the heading “Risk Factors” and “Forward-Looking Statements” in the company’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), as they may be updated in any future reports filed with the SEC.  If one or more of these factors materialize, or if any underlying assumptions prove incorrect, the Company’s actual results, performance, or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.  Forward-looking statements included herein are made as of the date hereof, and the Company undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

About Hemisphere Media Group, Inc.

Hemisphere Media Group (NASDAQ:HMTV) is the only publicly-traded pure-play U.S. Spanish-language TV/cable network business serving the high-growth U.S. Hispanic population. Headquartered in Miami, Florida, Hemisphere owns and operates five leading U.S. Hispanic cable networks, two Latin American cable networks, and the leading broadcast television network in Puerto Rico. Hemisphere’s networks consist of:

•                  Cinelatino, the leading Spanish-language movie channel distributed in the U.S., Latin America and Canada, featuring the largest selection of contemporary Spanish-language blockbusters and critically-acclaimed titles from Mexico, Latin America, Spain and the Caribbean.

•                  WAPA PR, Puerto Rico’s leading broadcast station with the highest primetime and full day ratings in Puerto Rico. Founded in 1954, WAPA PR produces more than 65 hours per week of top-rated news and entertainment programming.

•                  WAPA America, the leading cable network targeting Puerto Ricans and other Caribbean Hispanics living in the U.S., featuring the highly-rated news and entertainment programming produced by WAPA PR.

•                  Pasiones, dedicated to showcasing the most popular telenovelas and drama series, distributed in the U.S. and Latin America.

•                  Centroamerica TV, the leading network targeting Central Americans living in the U.S., the third largest U.S. Hispanic group, featuring the most popular news, entertainment and soccer programming from Central America.

•                  TV Dominicana, the leading network targeting Dominicans living in the U.S., featuring the most popular news, entertainment and baseball programming from the Dominican Republic.

Contacts

Hemisphere Media Group, Inc.

Robin Weinberg/Patrick Scanlan, 212-687-8080

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